Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 20, 2023, (which includes an explanatory paragraph relating to TLG Acquisition One Corp.’s ability to continue as a going concern) relating to the financial statements of TLG Acquisition One Corp., which is contained in that prospectus. We also consent to the reference to our Firm under the caption “Experts” in the prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
September 22, 2023